Exhibit 10.1

SUBSCRIPTION AGREEMENT

THIS AGREEMENT made this 15th day of May 2017 by and between BlackPoll Fleet International, Inc., a Nevada corporation, (the “Issuer” or the “Company”) Dan Oran and/or his assigns (the “Subscribers”).

WHEREAS, Subscribers wish to hereby subscribe for fourteen million seven hundred thirty one thousand three hundred eighty (14,731,380) shares of Issuer’s Common Stock, .001 par value (the “Shares”) which shall represent ninety percent (90%) of Issuer’s 16,368,200 outstanding common stock after closing for a purchase price of $160,000; and

WHEREAS, Issuer desires to sell the Shares to Subscribers, but only upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises and the representations, warranties, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE I

ISSUANCE OF SHARES

Subject to the terms and conditions set forth in this Agreement, Issuer agrees to sell and deliver to the Subscribers, and the Subscribers agree to acquire from the Issuer, all upon the terms and conditions hereinafter set forth, the Shares, free and clear of all security interests, claims, liens and other encumbrances except as may be set forth in this Agreement.

ARTICLE II

PRICE OF SHARES

14,731,380 Shares are being offered for $ 160,000.

ARTICLE III

CLOSING

4.01         Documents at Closing. At the Closing, Issuer shall deliver to the Issuer’s transfer agent, or Company secretary an Issuance Resolution authorizing the issuance of the Shares and such other documents as may be reasonably required by Issuer’s counsel.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF ISSUER

4.01         Representations and Warranties of Issuer. In order to induce the Subscribers to enter into this Agreement, the Issuer represents, warrants and covenants to the Subscribers that all the items contained in this Article are true and correct.

4.02         Organization and Good Standing. The Issuer is duly organized, validly existing and in good standing under the laws of the State of Nevada. The Issuer has all requisite power to carry on its business as now conducted by it and to own and operate its assets as now owned and operated by it. The Issuer is conducting and has in the past conducted its business in accordance with all applicable laws, the violation of which would affect the property or business of the Issuer.

4.03         Capacity and Authority. The Issuer has full legal power and authority to enter into this Agreement, to make the representations, warranties and covenants contained herein and to cause the transactions contemplated hereby to be consummated, and no prior order, approval or decree of any court, agency or other governmental body is required with respect thereto. The Issuer has full legal right, power and authority to issue the Shares free and clear of all liens, charges, encumbrances, claims and demands of every kind. The Issuer represents, warrants and covenants that all actions in contemplation of this transaction are not in conflict with the Issuer’s Certification or its Bylaws, if any.

4.04         Encumbrances and Binding Effect. This Agreement is a valid and binding obligation of the Issuer, enforceable in accordance with its terms, subject to application of bankruptcy, insolvency, reorganization and moratorium laws and other generally applicable laws affecting enforcement of creditor’s rights. The execution and delivery by the Issuer of this Agreement and the performance thereof will not result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under any provision of any state or federal law to which the Issuer is subject, any agreement of the Issuer, or of any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which the Issuer is a party or by which any of its property is bound.

4.05         Sale of the Shares.

(a)       Subscribers have been advised that (i) the Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), (ii) such securities may need to be held indefinitely, and Subscribers must continue to bear the economic risk of the investment in such securities unless they are subsequently registered under the Act or an exemption from such registration is available, (iii) there is not and may never be a public market for such securities, (iv) when and if such securities, if applicable, may be disposed of without registration in reliance on Rule 144 promulgated under the Act, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule, (v) if the Rule 144 exemption is not available, public sale without registration will require compliance with some other exemption under the Act, and (vi) a restrictive legend in form and substance shall be placed on the certificates representing such securities if applicable:

THE SECURITIES REPRESENTED BY THESE CERTIFICATES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND HAVE NOT BEEN REGISTERED PURSUANT TO ANY STATE BLUE SKY LAWS. FURTHER THE SECURITIES REPRESENTED BY THESE CERTIFICATES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFICATION UNDER THE STATE ACTS OR EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS (INCLUDING BUT NOT LIMITED TO, IN THE CASE OF THE ACT, THE EXEMPTION AFFORDED BY RULE 144).

4.06         Compliance with Applicable Laws.

(a)       The operation of the Issuer has not and does not violate any applicable law or governmental regulation. Without limiting the generality of the foregoing, the Issuer is in compliance with all laws, rules and regulations, including rules and regulations promulgated by the State of its incorporation and any other state or local authority or agency relating to the operation of the business of the Issuer.

(b)       There are no outstanding issues, commitments to or agreements with any governmental authority or agency affecting the Shares or the Issuer, which have not been disclosed by the Issuer to the Subscribers in writing. Any such outstanding issues, commitments to or agreements with any governmental authority or agency shall be resolved to the satisfaction of the Subscribers prior to Closing.

4.07         Contracts and Commitments. There has not been any default in any obligation to be performed by the Issuer under any contract, license, commitment or agreement which default could materially adversely affect the business or property of the Issuer, and the Issuer has not waived any right under any such contract, commitment or agreement so as to adversely affect the business or property of the Issuer.

4.08         Disclosure. Neither this Agreement nor any exhibit, list, or schedule hereto, nor any written statement or certificate furnished to the Subscribers pursuant hereto or in connection with the transaction herein contemplated contains or will contain any untrue statement of a material fact, will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. There presently exists no fact, which materially adversely affects or in the future may materially adversely affect the Shares, which fact has not been disclosed herein or in the exhibits, lists and schedules provided for herein.

4.09         Shares of Stock. The Issuer is authorized to issue and has outstanding:

(a)	250,000,000 shares of Common Stock, .001 par value of which 1,398,138 are currently issued and outstanding;

(b)	5,000,000 Series A Preferred Stock, .001 par value of which no shares shall be issued and outstanding at closing;

(c)	5,000,000 Series B Preferred Stock, .001 par value of which 37,500 shares are currently issued and outstanding. 0 shares shall be issued and outstanding at closing;

(d)	10,000 Shares C Preferred Stock, .001 par value of which 10,000 shares are currently issued and outstanding. 0 shares shall be issued and outstanding at closing

4.10         Due-Diligence. The Issuer currently has the following outstanding liabilities which must be paid pre-closing for due-diligence purposes. Subscribers shall advance payment. Issuer shall execute new 5-year agreement with Island Stock Transfer. Upon successful closing, advances shall be credited towards purchase price. If the Stock Subscription does not close by May 19th 2017 or at a later date if mutually extended in writing by the parties, the advance by the Subscribers shall automatically convert to shares of Issuer common stock at 0.0127153240794384 per share.

(a)	$ 3,200 to Island Stock Transfer

(b)	$ 1,250 to RBSM LLP.

4.11         Liabilities of Issuer. The Issuer shall not have any outstanding liabilities at closing other than:

(a)	$ 15,000 to Sichenzia Ross Ference Kesner LLP.

4.12         Lock-Up/Leak-Out Agreement. The Issuer shall deliver Exhibit “A” hereto which comprises Lock-Up/Leak-Out Agreements from certain pre-closing shareholders as determined by the Subscribers that will govern the resale of shareholder’s shares of common stock.

4.13         Exchange Agreements. The Holder of 37,500 shares of B Preferred Stock shall have exchanged his shares for 75,000 shares of common stock. The Holder of 10,000 shares of C Preferred Stock shall have exchanged his shares for 163,682 shares of common stock.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER

In order to induce the Issuer to enter into this Agreement, the Subscribers represent and warrant to the Issuer the items of this Article.

5.01         The Investment. The undersigned are familiar with and understand the terms of the Offering. With respect to tax and other economic considerations involved in the undersigned’s investment, the undersigned is not relying on the Company. The undersigned has carefully considered and has, to the extent the undersigned believes such discussion necessary, discussed with the undersigned’s professional legal, tax, accounting and financial advisors the suitability of an investment in the Company, by purchasing the Shares, for the undersigned’s particular tax and financial situation and has determined that the investment being made by the undersigned is a suitable investment for the undersigned.

5.02         Access to Information.

Subscriber has had access to or been furnished with the following information:

(a)       All material books and records of the Issuer;

(b)       All material contracts and documents relating to the Issuer and the proposed purchase of the Shares;

(c)       An opportunity to question the appropriate executive officers of the Issuer about all material aspects of the Issuer and the business of the Issuer; and

(d)       Received and reviewed, either individually or with the assistance of an advisor, the Company’s Public filings listed on the Securities and Exchange Commission website at https://www.sec.gov/cgi-bin/browse-edgar?company= blackpoll&owner=exclude&action=getcompany.

5.03         Capacity and Authority. The Subscribers have full legal power and authority to enter into this Agreement, to make the representations, warranties and covenants contained herein and to cause the transactions contemplated hereby to be consummated, and no prior order, approval or decree of any court, agency or other governmental body, whether federal, state or local is required with respect thereto.

5.04         Encumbrances and Binding Effect. This Agreement is a valid and binding obligation of the Subscribers, enforceable in accordance with its terms, subject to application of bankruptcy, insolvency, reorganization and moratorium laws and other generally applicable laws affecting enforcement of creditor’s rights. The execution and delivery by the Subscribers of this Agreement and the performance thereof will not result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under any provision of any state or federal law to which the Subscribers are subject, any agreement of the Subscribers, or of any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which the Subscribers are a party or by which any of their property is bound.

5.05         Indemnification. The Subscribers shall indemnify and hold harmless the Company and each stockholder, executive, employee, representative, affiliate, officer, director, agent (including Legal Counsel) or control person of the Company, who is or may be a party or is or may be threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from any actual or alleged misrepresentation or misstatement of facts or omission to represent or state facts made or alleged to have been made by the Subscribers to the Company or omitted or alleged to have been omitted by the Subscriber, concerning the Subscriber or the Subscriber’s subscription for and purchase of the Shares. or the Subscriber’s authority to invest or financial position in connection with this subscription including, without limitation, any such misrepresentation, misstatement or omission contained in this Subscription Agreement or any other document submitted by the Subscribers, against losses, liabilities and expenses for which the Issuer, or any stockholder, executive, employee, representative, affiliate, officer, director, agent (including Counsel) or control person of the Company has not otherwise been reimbursed (including attorneys’ fees and disbursements, judgments, fines and amounts paid in settlement) actually and reasonably incurred by the Company, or such officer, director stockholder, executive, employee, agent (including Counsel), representative, affiliate or control person in connection with such action, suit or proceeding.

5.06         Lack of Liquidity for the Shares. The Subscribers:

(a)       Acknowledges that the Shares have not been registered pursuant to the Act or the similar laws of any state of the United States, and may not be offered or sold, except in compliance with the registration requirements of the Securities Act or an available exemption therefrom; and

(b)       Acknowledges that the Shares have not been registered pursuant to the Act or pursuant to the laws of any state of the United States or pursuant to the laws of any other country.

5.07         Brokerage Fees. The Subscribers have not incurred any liability for brokerage fees, finder’s fees, agent’s commissions or other similar forms of compensation in connection with this Agreement or the transactions contemplated hereby.

5.08         Corporate Subscribers. If this Subscription Agreement is executed and delivered on behalf of a corporation, (I) such corporation has the full legal right and power and all authority and approval required (a) to execute and deliver, or authorize execution and delivery of, this Subscription Agreement and all other instruments executed and delivered by or on behalf of such corporation in connection with the purchase of the Shares and (b) to purchase and hold the Shares: (ii) the signature of the party signing on behalf of such corporation is binding upon such corporation; and (iii) such corporation has not been formed for the specific purpose of acquiring the Shares. .

5.09         Investment Decision.

(a)       The Subscribers or the Subscriber’s representatives, as the case may be, has such knowledge and experience in financial, tax and business matters so as to enable the Subscriber to utilize the information made available to the Subscriber in connection with the offering of the Shares to evaluate the merits and risks of an investment in the Shares and to make an informed investment decision with respect thereto.

(b)       There has never been represented, guaranteed, or warranted to the Subscriber by any broker, the Company, its officers, directors or agents, or employees or any other person, expressly or by implication (I) the percentage of profits and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of the Company’s operations; and (ii) that the past performance or experience on the part of the management of the Company, or of any other person, will in any way result in the overall profitable operations of the Company.

5.10         Restricted Securities. Subscriber is aware that the Shares are and will be, when issued, “restricted securities” as that term is defined in Rule 144 of the general rules and regulations under the Act. In addition, the certificates representing the Shares, and any and all securities issued in replacement thereof or in exchange therefore, shall bear such legend as may be required by the securities laws of the jurisdiction in which Subscriber resides.

5.11         Risk of Investment. Subscribers are able to bear the economic risks of an investment in the Shares and to afford a complete loss of the investment; and Subscribers could be reasonably assumed to have the ability and capacity to protect his/her/its interests in connection with this subscription; or (B) Subscribers has a pre-existing personal or business relationship with either the Company or any affiliate thereof of such duration and nature as would enable a reasonably prudent purchaser to be aware of the character, business acumen and general business and financial circumstances of the Company or such affiliate and is otherwise personally qualified to evaluate and assess the risks, nature and other aspects of this subscription.

5.12         No oral representations.

(a)       Subscribers have not been furnished with any oral representation or oral information in connection with the offering of the Shares that is not contained in, or is in any way contrary to or inconsistent with, statements made in the Subscription Agreement.

(b)       No representations or warranties have been made to Subscribers by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations of the Company contained herein, and in subscribing for the Shares, the Subscribers are not relying upon any representations other than those contained in this Subscription Agreement.

ARTICLE VI

PAYMENT FOR AND DELIVERY OF SHARES

6.01         Payment and Release of Funds. All funds for payment of the Shares under this Agreement shall be wired to the following:

Silver & Silver Attorneys at Law

Acct # 1003766545

ABA # 066004367

City National Bank

25 West Flagler St.

Miami, FL 33130

Mr. Ira S. Silver, Esquire shall acknowledge receipt of payment to Mr. Jacob Gitman on behalf of the Issuer at jacob@vgmtel.com (the “Confirming Receipt of Funds” email)

6.02         Issuance and Delivery of Shares. All Shares to be delivered by Issuer to Subscribers under this Agreement shall be delivered to:

Silver & Silver Attorneys at Law

108 S. Miami Ave.

2nd Floor

Miami, FL 33130

Mr. Ira S. Silver, Esquire shall acknowledge receipt of shares to Mr. Leonard Tucker on behalf of the Subscribers at leonardmtucker@hotmail.com (the “Confirming Receipt of Shares” email)

6.03         Escrow Provisions.

(a)       Receipt of Shares and Disbursement of Escrow Funds. Following deposit into the Trust Account of $ 160,000, 14,731,380 Shares of Issuer Common Stock, executed copy of this Agreement and written instructions from all Parties to this Agreement, Mr. Ira S. Silver, Esquire shall have the full right, power and authority to release $160,000 to the new Board of Directors of the Company and the Stock Certificates to the Subscribers. That will be Mr. Ira S. Silver, Esquire’s sole responsibility, except that if the Stock Subscription does not close by May 19th 2017 or at a later date if mutually extended in writing by the parties, Mr. Ira S. Silver, Esquire shall return the entire purchase price of the Shares to Mr. Dan Oran, without interest thereon or deduction therefrom. Mr. Ira S. Silver, Esquire shall not be liable to any person for anything he may do or refrain from doing in connection herewith unless he is guilty of gross negligence or willful misconduct. Mr. Ira S. Silver, Esquire is not a party to, nor is he bound by, nor need he give consideration to the terms or provisions of, even though he may have knowledge of, (i) any agreement or undertaking of any agreement with any other party or parties, (ii) any agreement or undertaking which may be evidenced or disclosed by this Agreement or (iii) any other agreements that may now or in the future be deposited with him in connection with this Agreement. Mr. Ira S. Silver, Esquire also has no duty to determine or inquire into any happening or occurrence or any performance or failure of performance of the parties, with respect to agreements or arrangements with each other or with any other party or parties.

(b)       If any disagreements should arise among any one or more of the parties hereto or any other party with respect to the purchase of the Shares, the purchase price or this Agreement or if Mr. Ira S. Silver, Esquire, in good faith, is in doubt as to what action should be taken hereunder, he shall have the absolute right, at his election, to do either or both of the following: (i) withhold or stop all further performance under this Agreement and all instructions received in connection herewith until he is satisfied that such disagreements have been resolved, or (ii) file a suit in inter pleader and obtain an order from a court of appropriate jurisdiction requiring all persons involved to litigate in such court their respective claims arising out of or in connection with the purchase of the Shares or the purchase price and its disbursement. Should a bill of inter pleader be instituted, or should Mr. Ira S. Silver, Esquire become involved in litigation in any manner whatsoever on account of this Agreement or the payment or deposit of funds made hereunder, The Parties hereby bind and obligate themselves to pay his reasonable attorney’s fees incurred and any other disbursements, expenses, losses, costs and damages in connection with or resulting from such litigation.

(c)       The Company and the Subscribers agree to indemnify and hold Mr. Ira S. Silver, Esquire harmless against and from any and all costs, expenses, claims, losses, liabilities and damages (including reasonable attorney’s fees) that may arise out of or in connection with his acting as a depository of funds and agreement to deliver purchased Shares under the terms of this Agreement, except in those instances where he has been guilty of gross negligence or willful misconduct.

ARTICLE VII

MISCELLANEOUS

7.01         Notices. Any notices or other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or delivered by hand or by messenger, addressed to the appropriate address set forth below or to such other addresses as shall have been furnished in writing to the party initiating the notice or communication. Any notice or other communication so addressed and mailed, postage prepaid, by registered or certified mail (in each case, with return receipt requested) shall be deemed to be delivered and given when so mailed. Any notice so addressed and otherwise delivered shall be deemed to be given when actually received by the addressee.

7.02         Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with contracts entered into and wholly performed within the state of Florida without giving effect to conflict of laws principles thereof, and in any action to enforce or interpret or arising under any of the provisions of this Agreement, the parties expressly agree to submit to the jurisdiction of any state or federal court sitting in Florida.

7.03         Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement will remain in full force and effect.

7.04         Non-Waiver. The failure of a party to enforce the provisions of this Agreement or the rights granted hereunder on any occasion shall not operate as a waiver of such provisions or rights for future occasions.

7.05         Section Headings. The section headings appear only as a matter of convenience and shall not affect the construction of the Agreement.

7.06         Entire Agreement and Amendments. This Agreement, including any schedules and exhibits, contains the entire understanding of the Subscriber and the Issuer, and there are no representations, understandings, or agreements, oral or otherwise, except as stated herein. This Agreement may not be amended except by a writing signed by all parties hereto.

7.07         Counterparts. This Agreement may be executed in counterparts, each of which when so executed and delivered, shall constitute a complete and original instrument but all of which taken together shall constitute one and the same agreement, and it shall not be necessary when making proof of this Agreement or any counterpart thereof to account for any other counterpart.

7.08         Facsimile An Original. A facsimile of this Agreement shall be deemed to be an original for all purposes.

7.09         Addresses. All notices and other correspondence with respect hereto shall be sent to the Subscribers or the Issuer at their respective place of business or home residence as set forth in this Agreement and as may be changed from time to time:

7.10         Execution of Additional Documents. The parties hereto agree that they will promptly execute any and all further documents necessary and/or appropriate for the consummation of this Agreement according to its terms and conditions.

7.11         Attorney Fees. In the event of litigation arising out of this Agreement, the prevailing party shall be entitled to collect attorney fees and costs from the losing party.

IN WITNESS WHEREOF, this Agreement has been executed and delivered on the day and year first hereinabove written.

Agreed and accepted this 15th day of May 2017

Subscribers:

Dan Oran
8411 W. Oakland Park Blvd.
Suite # 201
Ft. Lauderdale, FL 33351
786-351-4118
danoran@aol.com

Issuer:

Jacob Gitman, CEO
BlackPoll Fleet International, Inc.
1111 Kane Concourse 5-518
Bay Harbor Islands, FL 33154
305-495-3928
jacob@vgmtel.com

EXHIBIT “A”

LOCK-UP/LEAK-OUT AGREEMENT

THIS LOCK-UP/LEAK-OUT AGREEMENT (the “Agreement”) is between BlackPoll Fleet International, Inc., a Nevada corporation (the “Company”), and ______________, sometimes referred to herein as the “Shareholder.”

WHEREAS, it is intended that the shares of common stock of the Company covered by this Agreement shall only include the common stock represented by the stock certificate (or any successor stock certificate issued on the transfer of such stock certificate) described on the Counterpart Signature Page hereof (the “Common Stock”); and

WHEREAS, the execution and delivery of this Agreement was a condition of the Subscription by the Subscriber of the Common Stock covered hereby; and

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Except as otherwise expressly provided herein, and except as the Shareholder may be otherwise restricted from selling shares of Common Stock under applicable federal or state securities laws, rules and regulations and Securities and Exchange Commission (the “SEC”) interpretations thereof (the “Lock-Up Period”), the Shareholder may only sell, assign, hypothecate or otherwise sell during any three-month period the greater of (1) 1 percent of the outstanding securities of the class being sold, or (2) the average weekly trading volume for the class during the four-week period preceding the sale (the “Leak-Out Period”).

2.      Except as otherwise provided herein, all Common Stock shall be sold by the Shareholder in “broker’s transactions” and in compliance with the “manner of sale” requirements as those terms are defined in Rule 144 of the SEC during the Leak-Out Period.

3.      The Shareholder shall not engage in an investment strategy based upon selling the shares of the Company “short” while the shares of Common Stock covered hereby remain unsold during the Lock-Up Period or the Leak-Out Period, and shall not “short” the Company’s Common Stock while such shares remain subject to such periods.

4.      An appropriate legend describing this Agreement shall be imprinted on each stock certificate representing Common Stock covered hereby, and the transfer records of the Company’s transfer agent shall reflect such restrictions.

5.       Notwithstanding anything to the contrary set forth herein, the Company may, in its sole discretion and in good faith, at any time and from time to time, waive any of the conditions or restrictions contained herein to increase the liquidity of the Common Stock or if such waiver would otherwise be in the best interests of the development of a viable trading market for the Common Stock of the Company. Unless otherwise agreed, all such waivers shall be pro rata, as to all Shareholders of the Company who have executed a Lock-Up/Leak-Out Agreement on February 29th 2016, provided, however, if there is any such waiver, and the Company fails to notify the Shareholder in writing of the waiver within ten (10) days of the date of such waiver, this Agreement shall be deemed to be null and void. Notwithstanding, during the Leak-Out Period only, the Company may allow the Shareholder the right to sell, assign, hypothecate or otherwise dispose of any interest in the Common Stock in a private transaction, subject to receipt of an opinion of legal counsel for the Company to the effect that such disposition can be made in accordance with an available exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”),

6.       In the event of: (a) a completed tender offer to purchase all or substantially all of the Company’s issued and outstanding securities; or (b) a merger, consolidation or other reorganization of the Company with or into an unaffiliated entity, or (c) change of control then this Agreement shall terminate as of the closing of such event, and the Common Stock restrictions on the resale of the Common Stock pursuant hereto shall terminate.

7.       Except as otherwise provided in this Agreement or any other agreements between the parties, the Shareholder shall be entitled to the beneficial rights of ownership of the Common Stock, including the right to vote the Common Stock for any and all purposes.

8.       The number of shares of Common Stock included in any allotment that can be sold by the Shareholder hereunder shall be appropriately adjusted should the Company make a dividend or distribution, undergo a forward split or a reverse split or otherwise reclassify its shares of Common Stock.

9.       This Agreement may be executed in any number of counterparts with the same force and effect as if all parties had executed the same document.

10.     All notices, instructions or other communications required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by certified mail, return receipt requested, overnight delivery or hand-delivered to all parties to this Agreement, to the Company, at 8411 W. Oakland Park Blvd. Suite # 201 Ft. Lauderdale, FL 33351 (or such other principal executive office address of the Company’s that is publicly available in the OTCMarkets or the SEC Edgar archives), and to the Shareholder, at the address in the Counterpart Signature Page hereof. All notices shall be deemed to be given on the same day if delivered by hand or on the following business day if sent by overnight delivery or the second business day following the date of mailing.

11.     The resale restrictions on the Common Stock set forth in this Agreement shall be in addition to all other restrictions on transfer imposed by applicable United States and state securities laws, rules and regulations.

12.     The Company or the Shareholder who fails to fully adhere to the terms and conditions of this Agreement shall be liable to the other party for any damages suffered by such party by reason of any such breach of the terms and conditions hereof. The Shareholder agrees that in the event of a breach of any of the terms and conditions of this Agreement by the Shareholder, that in addition to all other remedies that may be available in law or in equity to the non-defaulting parties, a preliminary and permanent injunction, without bond or surety, and an order of a court requiring the Shareholder to cease and desist from violating the terms and conditions of this Agreement and specifically requiring the Shareholder to perform his/her/its obligations hereunder is fair and reasonable by reason of the inability of the parties to this Agreement to presently determine the type, extent or amount of damages that the Company or any non-defaulting Shareholder may suffer as a result of any breach or continuation thereof.

13.     This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and may not be amended except by a written instrument executed by the parties hereto and approved by a majority of the members of the Board of Directors of the Company.

14.     This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts entered into and to be performed wholly within said State; and the Company and the Shareholder agree that any action based upon this Agreement may only be brought in the United States federal and state courts situated in Florida, and that each the Company and the Shareholder submit to the jurisdiction and venue of such courts for all purposes hereunder only, unless the Company and the Shareholder subsequently agree otherwise in writing.

15.     In the event of default hereunder, the non-defaulting parties shall be entitled to recover reasonable attorney’s fees incurred in the enforcement of this Agreement.

16.     This Agreement shall be binding upon any successors or assigns of the Common Stock, without qualification, and in the event of any exchange of the Common Stock under a merger or reorganization or other transaction of the Company by which the Common Stock is subject to exchange for other securities in any manner, this Agreement shall remain if full force and effect and shall apply to any securities received or receivable in exchange for such Common Stock, without qualification.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.

BLACKPOLL FLEET INTERNATIONAL, INC.

Date: _______________.	By
Jacob Gitman, CEO

LOCK-UP/LEAK-OUT AGREEMENT

COUNTERPART SIGNATURE PAGE

This Counterpart Signature Page for that certain Lock-Up/Leak-Out Agreement (the “Agreement”) effective as of the latest signature date hereof, among BlackPoll Fleet International, Inc., a Nevada corporation (the “Company”); and the undersigned, by which the undersigned, through execution and delivery of this Counterpart Signature Page, intends to be legally bound by the terms of the Agreement, as a Shareholder, of the number of shares of the Company set forth below and represented by the stock certificate described below.

(Name)

(Street Address)

(City and State)

(Stock Certificate No. and Number of Shares)

(Date)

(Signature) (Representative Capacity, if Applicable)